Exhibit 10.1

Execution Version

Published CUSIP Numbers:

Deal CUSIP = 46981MAQ0

USD Term Loan = 46981MAR8

GBP Term Loan = 46981MAS6

TERM LOAN AGREEMENT

Dated as of March 25, 2020 among

JACOBS ENGINEERING GROUP INC.

and

JACOBS U.K. LIMITED,

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent,
The Other Lenders Party Hereto,

BANK OF AMERICA, N.A., BNP PARIBAS and

WELLS FARGO BANK, N.A.,

as Co-Syndication Agents

THE BANK OF NOVA SCOTIA,

HSBC BANK USA, NATIONAL ASSOCIATION,

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED. NEW YORK BRANCH,

PNC BANK, NATIONAL ASSOCIATION,

TD BANK, N.A.,

TRUIST BANK  and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

BofA SECURITIES, INC.,

BNP PARIBAS SECURITIES CORP. and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

Table of Contents

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	27
1.03	Accounting Terms	27
1.04	Rounding	28
1.05	Change of Currency	28
1.06	Times of Day	28
1.07	Interest Rates	28
ARTICLE II	THE COMMITMENTS AND LOANS	29
2.01	The Loans	29
2.02	Borrowings, Conversions and Continuations of Loans	29
2.03	Prepayments	30
2.04	Termination of Commitments	31
2.05	Repayment of Loans	31
2.06	Interest	31
2.07	Fees	32
2.08	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	32
2.09	Evidence of Debt	33
2.10	Payments Generally; Administrative Agent’s Clawback	33
2.11	Sharing of Payments by Lenders	35
2.12	Defaulting Lenders	36
ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	37
3.01	Taxes	37
3.02	Illegality	44
3.03	Inability to Determine Rates	45
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	47
3.05	Compensation for Losses	48
3.06	Mitigation Obligations; Replacement of Lenders	49
3.07	Survival	50
ARTICLE IV	CONDITIONS PRECEDENT TO LOANS	50
4.01	Conditions of Initial Borrowing	50
4.02	Conditions to all Loans	51
ARTICLE V	REPRESENTATIONS AND WARRANTIES	52
5.01	Existence, Qualification and Power; Compliance with Laws	52
5.02	Authorization; No Contravention	52
5.03	Governmental Authorization; Other Consents	52
5.04	Binding Effect	52
5.05	Financial Statements; No Material Adverse Effect	53
5.06	Litigation	53
5.07	No Default	53
5.08	Ownership of Property; Liens	53
5.09	Environmental Compliance	54
5.10	Affected Financial Institutions	54
5.11	Taxes	54
5.12	ERISA Compliance; Foreign Plans	54
5.13	Subsidiaries	55
5.14	Margin Regulations; Investment Company Act	55
5.15	Disclosure	55
5.16	Compliance with Laws	55
5.17	Taxpayer Identification Number; Other Identifying Information	56

i

5.18	Intellectual Property; Licenses, Etc	56
5.19	OFAC	56
5.20	Anti-Corruption Laws; AML Laws	56
5.21	Covered Entity	56
5.22	Jacobs UK Representations	56
ARTICLE VI	AFFIRMATIVE COVENANTS	57
6.01	Financial Statements	57
6.02	Certificates; Other Information	58
6.03	Notices	59
6.04	Payment of Taxes and Claims	60
6.05	Preservation of Existence, Etc	60
6.06	Maintenance of Properties	60
6.07	Maintenance of Insurance	60
6.08	Compliance with Laws	61
6.09	Books and Records	61
6.10	Inspection Rights	61
6.11	Use of Proceeds	61
6.12	Approvals and Authorizations	61
6.13	Anti-Corruption Laws; Sanctions; AML Laws	62
ARTICLE VII	NEGATIVE COVENANTS	62
7.01	Liens	62
7.02	Indebtedness	64
7.03	Sanctions	65
7.04	Anti-Corruption Laws; AML Laws	65
7.05	Fundamental Changes	65
7.06	Dispositions	66
7.07	Change in Nature of Business	66
7.08	Transactions with Affiliates	67
7.09	Use of Proceeds	67
7.10	Changes in Accounting	67
7.11	Financial Covenant	67
ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	68
8.01	Events of Default	68
8.02	Remedies Upon Event of Default	70
8.03	Application of Funds	70
ARTICLE IX	ADMINISTRATIVE AGENT	71
9.01	Appointment and Authority	71
9.02	Rights as a Lender	71
9.03	Exculpatory Provisions	71
9.04	Reliance by Administrative Agent	72
9.05	Delegation of Duties	72
9.06	Resignation of Administrative Agent	73
9.07	Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders	74
9.08	No Other Duties, Etc	74
9.09	Administrative Agent May File Proofs of Claim	75
9.10	Certain ERISA Matters	75
ARTICLE X	MISCELLANEOUS	76
10.01	Amendments, Etc	76
10.02	Notices; Effectiveness; Electronic Communication	78
10.03	No Waiver; Cumulative Remedies; Enforcement	80

10.04	Expenses; Indemnity; Damage Waiver	80
10.05	Payments Set Aside	82
10.06	Successors and Assigns	82
10.07	Treatment of Certain Information; Confidentiality	85
10.08	Right of Setoff	86
10.09	Interest Rate Limitation	87
10.10	Counterparts; Integration; Effectiveness	87
10.11	Survival of Representations and Warranties	87
10.12	Severability	88
10.13	Replacement of Lenders	88
10.14	Governing Law; Jurisdiction; Etc	89
10.15	Waiver of Jury Trial	90
10.16	No Advisory or Fiduciary Responsibility	90
10.17	Electronic Execution of Assignments and Certain Other Documents	91
10.18	Judgment Currency	91
10.19	USA PATRIOT Act	91
10.20	ENTIRE AGREEMENT	92
10.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	92
10.22	Acknowledgement Regarding Any Supported QFCs	92

SCHEDULES
2.01	Commitments and Applicable Percentages
5.03	Authorizations and Consents
5.09	Environmental Matters
5.12	ERISA Matters
5.13	Subsidiaries; Other Equity Investments
7.01	Existing Liens
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of
A	Loan Notice
B-1	USD Term Note
B-2	GBP Term Note
C	Compliance Certificate
D	Assignment and Assumption
E	Opinion
F	U.S. Tax Compliance Certificates
G	Guaranty

term loan AGREEMENT

This TERM LOAN AGREEMENT (“Agreement”) is entered into as of March 25, 2020, among Jacobs Engineering Group Inc., a Delaware corporation (the “Jacobs US”), Jacobs U.K. Limited, a private limited company incorporated under the laws of England and Wales (“Jacobs UK”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent.

The Borrowers have requested that the Lenders provide a U.S. Dollar term loan facility and a Sterling term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms

.  As used in this Agreement, the following terms shall have the meanings set forth below:

“2018 Notes” means, collectively, Jacobs US’s 4.27% Senior Notes, Series A, due May 8, 2025, Jacobs US’s 4.42% Senior Notes, Series B, due May 8, 2028, and Jacobs US’s 4.42% Senior Notes, Series C, due May 8, 2030, and any additional notes issued pursuant to the 2018 Notes Agreement.

“2018 Notes Agreement” means that certain Note Purchase Agreement dated as of March 12, 2018, among Jacobs US, the purchasers of Jacobs US’s 2018 Notes party thereto, and the purchasers of additional notes from time to time party thereto.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of Jacobs US).

“Act” has the meaning specified in Section 10.19.

“Adjustment” has the meaning set forth in Section 3.03(c).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to Jacobs US and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“AML Laws” means all Laws of any jurisdiction applicable to any Lender, the Borrowers or any of their Subsidiaries from time to time concerning or relating to anti- money laundering.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means, in respect of either Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) represented by (a) at any time on or prior to the Closing Date, such Lender’s Commitment of such Facility at such time to the Aggregate Commitments in respect of such Facility at such time and (b) thereafter, the principal amount of such Lender’s Loans at such time to the aggregate principal amount of Loans outstanding at such time in respect of such Facility, in each case subject to adjustment as provided in Section 2.12 and giving effect to any Lender’s status as a Defaulting Lender at the time of determination.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	≤1.00:1	0.875%	0.000%
2	>1.00:1 but <1.50:1	1.000%	0.000%
3	>1.50:1 but <2.00:1	1.250%	0.250%
4	>2.00:1 but <2.50:1	1.375%	0.375%
5	>2.50:1	1.500%	0.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date on which a Compliance Certificate is delivered (or required to be delivered) following the fiscal period ending March 27, 2020 shall be determined based upon Pricing Level 3.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.08(b).

After the Closing Date, the Applicable Margin may be subject to sustainability adjustments to be determined by the Lenders and Jacobs US and, if so determined, to be set forth in an amendment subject to Section 10.01.

“Applicable Time” means, with respect to any borrowings and payments in Sterling, the local time in the place of settlement for Sterling as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of BAS, BNPPSC and WFS.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, and (c) in respect of any Permitted Receivables Facility, an amount equal to (i) the outstanding principal amount of Indebtedness incurred at such time by the Securitization Subsidiary, or (ii) if the Securitization Subsidiary has incurred no such Indebtedness, the unrecovered purchase price of all Permitted Receivables (or interest therein) sold or transferred by such Securitization Subsidiary to the conduit entity or other receivables credit provider relating to such Permitted Receivables Facility.

“Audited Financial Statements” means the audited consolidated balance sheet of Jacobs US and its Subsidiaries for the fiscal year ended September 27, 2019, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year of Jacobs US and its Subsidiaries, including the notes thereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Levy” means, (a) the UK Bank Levy; or (b) any bank levy of any jurisdiction other than the UK in force as of the date of this Agreement which does not differ materially from the proposals for the design of levies on financial institutions as set out by the International Monetary Fund in the paper “A fair and substantial contribution by the financial sector” published in June 2012 and which is charged wholly or mainly by reference to the balance sheet of a Lender and/or any member of a group of such a Lender.

“Bank of America” means Bank of America, N.A. and its successors.

“BAS” means BofA Securities, Inc., in its capacity as a joint lead arranger and joint bookrunner.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  If the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Loan” means a Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in U.S. Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BNP” means BNP Paribas.

“BNPPSC” means BNP Paribas Securities Corp. in its capacity as a joint lead arranger and joint bookrunner.

“Borrower” and “Borrowers” means Jacobs US, Jacobs UK, or both, as the context may require.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a USD Term Borrowing or a GBP Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York or such other state where the Administrative Agent’s Office with respect to Obligations denominated in U.S. Dollars is located and:

(a)

if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in U.S. Dollars, any fundings, disbursements, settlements and payments in U.S. Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in U.S. Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in U.S. Dollars are conducted by and between banks in the London interbank eurodollar market;

(b)

if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Sterling, means any such day on which dealings in deposits in Sterling are conducted by and between banks in the London or other applicable offshore interbank market for Sterling; and

(c)

if such day relates to any fundings, disbursements, settlements and payments in Sterling in respect of a Eurocurrency Rate Loan denominated in Sterling, means any such day on which banks are open for foreign exchange business in London, England.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means, with respect to any Person, an event or series of related events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of such Person ordinarily entitled to vote for members of the board of directors or equivalent governing body of such Person, on a fully-diluted basis.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commitment” means a USD Term Commitment or a GBP Term Commitment, as the context may require.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Liabilities” means, on any date, the consolidated current liabilities (other than the short-term portion of any long term Indebtedness of Jacobs US or any Subsidiary) of Jacobs US and its Subsidiaries, as such amounts would appear on a consolidated balance sheet of Jacobs US prepared as of such date in accordance with GAAP.

“Consolidated EBITDA” means, for any period, an amount determined for Jacobs US and its Subsidiaries on a consolidated basis equal to:

(a)	Consolidated Net Income for such period; plus,
(b)	the following to the extent deducted in calculating such Consolidated Net Income, the sum, without duplication, of amounts for:
(i)	Consolidated Interest Charges;
(ii)	the provision for Federal, state, local and foreign income taxes payable by Jacobs US and its Subsidiaries;
(iii)	depreciation and amortization;
(iv)	any extraordinary, unusual, infrequent or non-recurring losses;
(v)

any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, restructuring, severance, business optimization, integration, transition, decommissioning, lease termination payments, consolidation and other restructuring costs, charges, accruals, reserves or expenses in an amount not to exceed, with respect to any four-fiscal quarter period, the greater of (A) 10% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant to this clause) and (B) $100,000,000, in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to Jacobs US and its Subsidiaries;

(vi)

any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, restructuring, severance, business optimization, integration, transition, decommissioning, lease termination payments, consolidation and other restructuring costs, charges, accruals, reserves or expenses in an amount not to exceed (A) from the Closing Date until the Financial Covenant Trigger Date, the greater of (x) 10% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant to this clause) and (y) $100,000,000, in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to Jacobs US and its Subsidiaries, and (B) from the Financial Covenant Trigger Date and continuing thereafter, 12.5% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant to this clause) in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to Jacobs US and its Subsidiaries;

(vii)

fees and expenses incurred during such period in connection with any proposed or actual equity issuance or any proposed or actual issuance or incurrence of any Indebtedness, or any proposed or actual Acquisitions, Investments or Dispositions, including any financing fees and any merger and acquisition fees;

(viii)	any losses during such period resulting from the sale or Disposition of any assets of, or the discontinuation of any operations of, in each case, Jacobs US or any Subsidiary;
(ix)

non-cash charges and expenses that are either (a) related to stock option awards or other equity compensation, (b) in connection with any Acquisition, Investment or Disposition or (c) impairment charges; and

(x)

any other non-cash charges or expenses (provided, that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made); minus

(c)	without duplication and to the extent included in arriving at such Consolidated Net Income, any extraordinary, unusual, infrequent or non-recurring gains for such period;

provided, however, that if there has occurred an Acquisition, Investment or Disposition during the relevant period, Consolidated EBITDA shall be calculated, at the option of Jacobs US, on a pro forma basis after giving effect to such Acquisition, Investment or Disposition as if such Acquisition, Investment or Disposition occurred on the first day of such period, and provided, further, that Consolidated EBITDA may, at the option of Jacobs US, be further adjusted for any pro forma adjustments that are made in accordance with the SEC pro forma reporting rules under the Securities Exchange Act of 1934.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Jacobs US and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and the outstanding principal amount of all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments (except as provided below), (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable and accrued liabilities incurred in the ordinary course of business, (ii) deferred compensation and (iii) any contingent earn-out obligation related to an Acquisition or Investment permitted hereunder), (e) Attributable Indebtedness in respect of capital leases, Synthetic Lease Obligations and Permitted Receivables Facilities, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than any Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to any Borrower or such Subsidiary; provided that for purposes of determining compliance with Section 7.11(b), “Consolidated Funded

Indebtedness” shall include the aggregate undrawn stated amount of all Financial Credits and all payment and reimbursement obligations due in respect thereof; provided further that for purposes of determining the Applicable Rate, “Consolidated Funded Indebtedness” shall exclude the aggregate undrawn stated amount of any Financial Credits but shall include all payment and reimbursement obligations due in respect thereof; and provided further that “Consolidated Funded Indebtedness” shall exclude the aggregate undrawn stated amount of all Performance Credits, performance-based bank guarantees and performance-based surety bonds, but shall include all payment and reimbursement obligations due in respect thereof.

“Consolidated Interest Charges” means, for any period, for Jacobs US and its Subsidiaries on a consolidated basis, all interest expense in such period determined in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended for which Jacobs US has delivered financial statements pursuant to Section 6.01(a) or (b).

“Consolidated Net Income” means, for any period, the consolidated net income of Jacobs US and its Subsidiaries as determined in accordance with GAAP.

“Consolidated Net Total Assets” means, on any date, the excess of Consolidated Total Assets over Consolidated Current Liabilities.

“Consolidated Net Worth” means, as of any date of determination, for Jacobs US and its Subsidiaries on a consolidated basis, Shareholders’ Equity minus any amounts attributable to preferred stock that is mandatorily redeemable, or redeemable at the option of the holder thereof, at any time prior to the date that is one year after the Maturity Date.

“Consolidated Total Assets” means, on any date, the consolidated total assets of Jacobs US and its Subsidiaries, as such amounts would appear on a consolidated balance sheet of Jacobs US prepared as of such date in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 10.22(b).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt Prepayment Application” means, with respect to any Disposition of property, the application by Jacobs US or its Subsidiaries of cash in an amount equal to the net proceeds with respect to such Disposition to pay Indebtedness of Jacobs US or any of its Subsidiaries (other than Indebtedness in respect of any revolving credit facility except if the commitments under such revolving facility are reduced by a corresponding amount).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, or (b) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) and (b) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Jacobs US within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Jacobs US or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Jacobs US or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  Jacobs US or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the

Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means:

(a)

with respect to any Borrowing, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)

for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)	if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in U.S. Dollars or in Sterling. All Loans denominated in Sterling must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Jacobs US under Section 10.13), (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, or (iii) where such Lender is treated as a partnership for tax purposes and the tax status of a partner in such partnership is determinative of the obligation to pay Taxes, the later of the date on which such Lender acquired its applicable interest hereunder or the date on which the affected partner becomes a partner of such Lender, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), (d) any Taxes imposed pursuant to FATCA, (e) any U.S. backup withholding Taxes, (f) any loss or liability suffered or incurred with respect to any Bank Levy (or any payment attributable to, or liability arising as a consequence of a Bank Levy)  and (g) with respect to any Loan made to Jacobs UK, any U.K. Tax Deduction regarded as an Excluded Tax pursuant to Section 3.01(i).

“Facility” means the USD Term Facility or the GBP Term Facility, or both, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (a) the letter agreement, dated March 4, 2020, among Jacobs US, the Administrative Agent and BAS, (b) the letter agreement, dated March 6, 2020, among Jacobs US, Wells Fargo and WFS, and (c) any other fee letter agreement by among Jacobs US and any Arranger.

“Financial Covenant Trigger Date” means the earlier to occur of (a) the date the 2018 Notes Agreement has been terminated and all of the 2018 Notes have been paid in full and (b) the effective date that Section 10.7 (Financial Covenants) of the 2018 Notes Agreement is amended in a manner that conforms to the testing only of (i) the Consolidated Leverage Ratio as contemplated to be tested after the Financial Covenant Trigger Date in Section 7.11 hereof and (ii) the debt priority covenant.

“Financial Credit” means a letter of credit used directly or indirectly to cover a default in payment of any financial contractual obligation of Jacobs US and its Subsidiaries, including insurance-related obligations and payment obligations under specific contracts in respect of Indebtedness undertaken by Jacobs US or any Subsidiary, and any letter of credit issued in favor of a bank or other surety who in connection therewith issues a guarantee or similar undertaking, performance bond, surety bond or other similar instrument that covers a default in payment of any such financial contractual obligations, that is classified as a financial standby letter of credit by the FRB or by the OCC.

“Foreign Lender” means, with respect to any Borrower (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan maintained by Jacobs US or any of its Subsidiaries which is mandated or governed by any Laws of any Governmental Authority other than the United States or a state thereof.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GBP Term Borrowing” means a borrowing consisting of simultaneous GBP Term Loans at the Eurocurrency Rate having the same Interest Period made by each of the GBP Term Lenders pursuant to Section 2.01(b).

“GBP Term Commitment” means, as to each GBP Term Lender, its obligation to make GBP Term Loans in Sterling to Jacobs UK pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such GBP Term Lender’s name on Schedule 2.01 under the caption “GBP Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such GBP Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“GBP Term Facility” means, at any time, (a) prior to the Closing Date, the aggregate amount of the GBP Term Commitments at such time and (b) thereafter, the aggregate principal amount of the GBP Term Loans of all GBP Term Lenders outstanding at such time.

“GBP Term Lender” means (a) at any time prior to the Closing Date, any Lender that has a GBP Term Commitment at such time and (b) thereafter, any Lender that holds GBP Term Loans at such time.

“GBP Term Loan” means an advance made by any GBP Term Lender under the GBP Term Facility.

“GBP Term Note” means a promissory note made by Jacobs UK in favor of a GBP Term Lender evidencing GBP Term Loans made by such GBP Term Lender, substantially in the form of Exhibit B‑2.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or reasonable indemnity obligations in effect on the Closing Date or otherwise entered into in the ordinary course of business, including in connection with any acquisition or Disposition of assets or incurrence of Indebtedness or other obligations, in any case to the extent permitted under this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty” means the Guaranty made by Jacobs US in favor of the Administrative Agent and the GBP Term Lenders, substantially in the form of Exhibit G.

“HMRC DT Treaty Passport Scheme” means the United Kingdom HM Revenue & Customs DT Treaty Passport scheme for companies or other fiscally opaque entities resident in a country with which the United Kingdom has a double taxation treaty that provides for relief from United Kingdom income tax on interest arising in the United Kingdom.

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (except as otherwise provided below):

(a)the principal amount of all obligations of such Person for borrowed money and the principal amount of all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (except as provided below);

(c)net obligations of such Person under any Swap Contract (only to the extent such net obligations result in a liability under GAAP);

(d)all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable and accrued liabilities incurred in the ordinary course of business, (ii) deferred compensation and (iii) any contingent earn-out obligation related to an Acquisition or Investment permitted hereunder);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)Attributable Indebtedness in respect of capital leases, Synthetic Lease Obligations and Permitted Receivables Facilities; and

(g)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. For all purposes hereof (other than in respect of undrawn Financial Credits in determining compliance with Section 7.02 as further provided below), the Indebtedness of any Person shall exclude (x) the aggregate undrawn stated amount of all Financial Credits (but shall include all payment and reimbursement obligations due in respect thereof) and (y) the aggregate undrawn stated amount of all Performance Credits, performance-based bank guarantees and performance-based surety bonds and all payment and reimbursement obligations due in respect thereof (but shall include all payment and reimbursement obligations due in respect thereof). For purposes of determining compliance with Section 7.02 the Indebtedness of any Person shall (I) include the aggregate undrawn stated amount of all Financial Credits and all payment and reimbursement obligations due in respect thereof and (II) exclude all undrawn stated amounts of all Performance Credits, performance- based bank guarantees and performance-based surety bonds, but shall include all payment and reimbursement obligations due in respect thereof. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Insolvent Domestic Subsidiary Limit” means, at any time, any of the following: (a) the sum of the revenues of all Insolvent Domestic Subsidiaries (based, in each case, upon the twelve- month period ended prior to the date on which any such Subsidiary became an Insolvent Domestic Subsidiary) equals or exceeds five percent (5%) or more of Jacobs US’s consolidated total revenue for the twelve-month period ending at the end of the fiscal quarter immediately preceding the date of calculation; or (b) the sum of the contribution of all Insolvent Domestic Subsidiaries (based, in each case, upon the contribution of each such Insolvent Domestic Subsidiary in the four fiscal quarters immediately preceding the date on which any such Subsidiary became an Insolvent Domestic Subsidiary) to Jacobs US’s Consolidated EBITDA equals or exceeds five percent (5%) of Jacobs US’s Consolidated EBITDA for the four fiscal quarters immediately preceding the date of calculation; or (iii) the sum of the net book value of the assets of all Insolvent Domestic Subsidiaries, (determined, in each case, as of the end of the fiscal quarter immediately preceding the date on which any such Subsidiary became an Insolvent Domestic Subsidiary) equals or exceeds five percent (5%) or more of Jacobs US’s net book value of total assets as of the end of the fiscal quarter immediately preceding the date of calculation, in each case, based upon Jacobs US’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01. As used in this definition, “Insolvent Domestic Subsidiary” means each Domestic Subsidiary of Jacobs US which, after the Closing Date, (A) instituted, or consented to the institution of any proceeding under any Debtor Relief Law, or made an assignment for the benefit of creditors, or applied for or consented to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer was appointed without the application or consent of such Subsidiary and the appointment continued undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Subsidiary or to all or any material part of its property was instituted without the consent of such Subsidiary and continued undismissed or unstayed for 60 calendar days, or an order for relief was entered in any such proceeding, or (B) (x) became unable or admitted in writing its inability or failed generally to pay its debts as they became due, or (y) any writ or warrant of attachment or execution or similar process was issued or levied against all or any material part of the property of any such Person and was not released, vacated or fully bonded within 30 days after its issue or levy.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice; provided that:

(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person or (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person.  For purposes of covenant compliance, the amount of any Investment in another Person shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less the amount of cash distributions received by such Person from the Person in which such Investment was made.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“Jacobs UK” has the meaning specified in the introductory paragraph hereto.

“Jacobs US” has the meaning specified in the introductory paragraph hereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, may mean a USD Term Lender, a GBP Term Lender, or all USD Term Lenders and GBP Term Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Jacobs US and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent and in consultation with the Borrowers, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a USD Term Loan or a GBP Term Loan.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, the Guaranty, and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.

“Loan Notice” means a notice of (a) a USD Term Borrowing, (b) a GBP Term Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Material Acquisition” means an Acquisition, or multiple Acquisitions substantially in the same line of business and consummated within 9-months of the initial Acquisition, the aggregate consideration for which is equal to or in excess of $400,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of Jacobs US and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrowers, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

“Material Subsidiary” means, at any time during any fiscal year of Jacobs US, a Subsidiary of Jacobs US that: (a) has revenues which constitute five percent (5%) or more of Jacobs US’s total revenue; or (b) contributes at least five percent (5%) to Jacobs US’s Consolidated EBITDA; or (iii) has assets the net book value of which constitutes five percent (5%) or more of Jacobs US’s net book value of total assets, in each case, based upon Jacobs US’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01.

“Maturity Date” means March 25, 2025; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Jacobs US or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Jacobs US or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a USD Term Note or a GBP Term Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Borrower under any Loan Document and (b) the obligation of the Borrowers to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers.

“OCC” means the U.S. Office of the Comptroller of the Currency.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Sterling, the rate of interest per annum at which overnight deposits in Sterling, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302

of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Jacobs US and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Performance Credit” means a letter of credit used directly or indirectly to cover a default in the performance of any non-financial or commercial obligations of Jacobs US or any Subsidiary under specific contracts, and any letter of credit issued in favor of a bank or other surety who in connection therewith issues a guarantee or similar undertaking, performance bond, surety bond or other similar instrument that covers a default of any such performance obligations, that is classified as a performance standby letter of credit by the FRB and by the OCC.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Receivables” means accounts receivable (including notes, chattel paper, accounts, instruments and general intangibles consisting of rights to payment) generated by Jacobs US or any of its Subsidiaries (each, an “originator”) in the ordinary course of business, together with any guarantees, insurance, letters of credit, collateral, service contracts and other agreements associated with any account receivable, the interest of the originator in the inventory and goods, including returned or repossessed inventory or goods, if any, the sale, financing or lease of which gave rise to an account receivable, the interest of the Securitization Subsidiary in the agreement with the originator pursuant to which such Securitization Subsidiary purchased such accounts receivable, other ancillary rights of the originator arising in connection with the transaction giving rise to such accounts receivable and all business records relating thereto and any other assets that are customary transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any collections or proceeds of any of the foregoing.

“Permitted Receivables Facility” means any receivables facility or facilities providing for the sale or pledge by Jacobs US and/or any of its Subsidiaries of Permitted Receivables (thereby providing financing to Jacobs US and/or any of its Subsidiaries), directly or indirectly, to a Securitization Subsidiary, which in turn shall sell or pledge interests in the respective Permitted Receivables to third-party lenders or investors.

“Permitted Refinancing Indebtedness” means, with respect to any Person, any amendment, modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder (in each case, provided that Indebtedness in respect of such existing unutilized commitments is then permitted under Section 7.02) (in each case, it being understood that incurrence of Indebtedness in excess of the principal amount (plus any unpaid accrued interest and premium thereon and other reasonable amounts paid, and fees and expenses reasonably incurred in connection therewith) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended (including, without limitation, the amount equal to any existing commitments unutilized thereunder) shall be permitted if such excess amount is then permitted under Section 7.02 and reduces the otherwise permitted Indebtedness under Section 7.02), and (b) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders (in the good faith determination of Jacobs US) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Jacobs US or any ERISA Affiliate or any such Plan to which Jacobs US or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Property Reinvestment Application” means, with respect to any Disposition of property, the application of an amount equal to the net proceeds received with respect to such Disposition to the acquisition by Jacobs US or any Subsidiary of operating assets of Jacobs US or any Subsidiary to be used in the ordinary course of business of such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PTR Scheme” means the Provisional Treaty Relief Scheme as described in the United Kingdom HM Revenue & Customs Guidelines dated January 2003 and administered by HM Revenue & Customs Residency, and any successor scheme thereto.

“Public Lender” has the meaning specified in Section 6.02.

“Rate Determination Date” means two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent or any Lender.

“Register” has the meaning specified in Section 10.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required GBP Term Lenders” means, as of any date of determination, GBP Term Lenders holding more than 50% of the GBP Term Facility on such date; provided that the portion of the GBP Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required GBP Term Lenders.

“Required Lenders” means, as of any date of determination, (a) prior to the Closing Date, Lenders having more than 50% of the sum of the undrawn portion of the Aggregate Commitments, and (b) on or after the Closing Date, Lenders holding in the aggregate more than 50% of the aggregate Loans outstanding on such date; provided that the Commitment of, and the portion of the outstanding amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required USD Term Lenders” means, as of any date of determination, USD Term Lenders holding more than 50% of the USD Term Facility on such date; provided that the portion of the USD Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required USD Term Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or assistant treasurer of a Borrower and, solely for purposes of the delivery of incumbency certificates (or other certificates of Jacobs UK evidencing the identity, authority and capacity of each Responsible Officer)  pursuant to Section 4.01, the secretary or any assistant secretary of a Borrower, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of a Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of a Borrower designated in or pursuant to an agreement between such Borrower and the Administrative Agent, and, with respect to Jacobs UK, if directors are generally authorized under applicable Law to execute agreements, a director thereof.  Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Same Day Funds” means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (b) with respect to disbursements and payments in Sterling, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Sterling.

“Sanction(s)” means any sanction or trade embargo administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury (“HMT”), the Canadian government or any of its agencies or departments, or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Subsidiary” means a wholly-owned Subsidiary of Jacobs US created solely for purposes of entering into a Permitted Receivables Facility, the activities and assets of which are limited solely to such purpose and assets, and the Organization Documents of which contain customary bankruptcy – remote provisions.

“Securitizations Threshold” means the sum of (a) $200,000,000 and (b) an additional $50,000,000 for each Fiscal Year ending on or after September 27, 2019; provided that such amount may not exceed 10% of the Consolidated Net Worth of Jacobs US and its Subsidiaries.

“Shareholders’ Equity” means, as of any date of determination, total consolidated shareholders’ equity of Jacobs US as of that date determined in accordance with GAAP.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Jacobs US.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndicate Manager” has the meaning specified in Section 3.01(j)(i).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Threshold Amount” means, at any time, the greater of (a) $200,000,000 and (b) 3% of the Consolidated Net Worth, determined as of the end of the then immediately preceding fiscal year.

“Type” means, with respect to a USD Term Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UK Bank Levy” means the bank levy provided for in Section 73 and Schedule 19 of the Finance Act 2011, as amended, and the bank surcharge provided for in Section 269DA of the Corporation Tax Act 2010, as amended.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document to Jacobs UK and is:

(a)	a Lender:
(i)

which is a bank (as defined for the purpose of section 879 Income Tax Act 2007 making an advance under a Loan Document and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or could be within such charge as respects such payment apart from section 18A Corporation Tax Act 2009; or
(ii)

in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purposes of section 879 Income Tax Act 2007) at the time that advance was made and within the charge to UK corporation tax as respects any payments of interest made in respect of that advance; or

(b)	a Lender which is:
(i)	a company resident in the UK for UK tax purposes; or
(ii)	a partnership, each member of which is:
1.	a company resident in the UK;
2.

a company not so resident in the UK which carries on a trade in the U.K through permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment  and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;

(c)	a UK Treaty Lender; or

a Lender which is a building society (as defined for the purpose of section 880 Income Tax Act 2007) making an advance under a Loan Document.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document to Jacobs UK is a UK Qualifying Lender within the meaning of paragraph (b) in that definition.

“UK Tax Deduction” means a deduction or withholding for or on account of UK Tax from a payment under a Loan Document.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Tax Treaty”) with the UK, which makes provision for full exemption from tax imposed by the UK on interest.

“UK Treaty Lender” means, in respect of an advance to Jacobs UK, a Lender which (a) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan or Letter of Credit is effectively connected; and (c) meets all other conditions in the UK Tax Treaty for full exemption from UK taxation on interest which relate to the Lender so that the Lender is entitled to receive interest under this Agreement without a UK Tax Deduction pursuant to that UK Tax Treaty, subject to the completion of any necessary procedural formalities.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“USD Term Borrowing” means a borrowing consisting of simultaneous USD Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the USD Term Lenders pursuant to Section 2.01(a).

“USD Term Commitment” means, as to each USD Term Lender, its obligation to make USD Term Loans in Dollars to Jacobs US pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such USD Term Lender’s name on Schedule 2.01 under the caption “USD Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such USD Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“USD Term Facility” means, at any time, (a) prior to the Closing Date, the aggregate amount of the USD Term Commitments at such time and (b) thereafter, the aggregate principal amount of the USD Term Loans of all USD Term Lenders outstanding at such time.

“USD Term Lender” means (a) at any time prior to the Closing Date, any Lender that has a USD Term Commitment at such time and (b) thereafter, any Lender that holds USD Term Loans at such time.

“USD Term Loan” means an advance made by any USD Term Lender under the USD Term Facility.

“USD Term Note” means a promissory note made by Jacobs US in favor of a USD Term Lender evidencing USD Term Loans made by such USD Term Lender, substantially in the form of Exhibit B‑1.

“U.S. Dollar”, “Dollar” and “$” mean lawful money of the United States.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(h)(ii)(B)(III).

“Wells Fargo” means Wells Fargo Bank, N.A.

“WFS” means Wells Fargo Securities, LLC in its capacity as a joint lead arranger and joint bookrunner.

“Withholding Agent” means Jacobs US and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02Other Interpretive Provisions

.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03Accounting Terms

.

(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with,

GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Jacobs US and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, amount, measurement or requirement set forth in any Loan Document, and either Jacobs US or the Required Lenders shall so request, the Administrative Agent, the Lenders and Jacobs US shall negotiate in good faith to amend such ratio, amount, measurement or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio, amount, measurement or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Jacobs US shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, amount, measurement or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04Rounding

. Any financial ratios required to be maintained by Jacobs US pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Change of Currency.  Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency and any relevant market conventions or practices relating to the change in currency.

1.06Times of Day

. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.07Interest Rates

.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

ARTICLE II  THE COMMITMENTS AND LOANS

2.01The Loans

.

(a)USD Term Borrowings.  Subject to the terms and conditions set forth herein, each USD Term Lender severally agrees to make a single loan to Jacobs US in U.S. Dollars, on March 26, 2020, in an amount not to exceed such USD Term Lender’s USD Term Commitment. The USD Term Borrowing shall consist of USD Term Loans made simultaneously by the USD Term Lenders in accordance with their respective Applicable Percentage of the USD Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. USD Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein

(b)GBP Term Borrowings.  Subject to the terms and conditions set forth herein, each GBP Term Lender severally agrees to make a single loan to Jacobs UK in Sterling, on March 26, 2020, in an amount not to exceed such GBP Term Lender’s GBP Term Commitment. The GBP Term Borrowing shall consist of GBP Term Loans made simultaneously by the GBP Term Lenders in accordance with their respective Applicable Percentage of the GBP Term Facility. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. GBP Term Loans shall be Eurocurrency Rate Loans.

2.02Borrowings, Conversions and Continuations of Loans.

(a)Each USD Term Borrowing, each GBP Term Borrowing, each conversion of USD Term Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice, provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice.  Each such Loan Notice must be received by the Administrative Agent not later than 9:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in U.S. Dollars or of any conversion of Eurocurrency Rate Loans denominated in U.S. Dollars to Base Rate Loans, (ii) four Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Sterling, and (iii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 (or, in the case of the GBP Term Facility, £5,000,000) or a whole multiple of $1,000,000 (or, in the case of the GBP Term Facility, £1,000,000) in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the applicable Borrower is requesting a USD Term Borrowing, a GBP Term Borrowing, a conversion of USD Term Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing USD Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If Jacobs US fails to specify a Type of USD Term Loan in a Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable USD Term Loan shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in Sterling, such Loans shall be continued as Eurocurrency Rate Loans in Sterling with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Loan may be converted into or continued as a Loan denominated in a different currency.

(b)Following receipt of a Loan Notice in respect of any Loans, the Administrative Agent shall promptly notify each Lender of the amount and currency of its Applicable Percentage of the applicable USD Term Loans or GBP Term Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in Sterling, in each case as described in the preceding subsection.  In the case of a USD Term Borrowing or a GBP Term Borrowing, each appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 11:00 a.m., in the case of any Loan denominated in U.S. Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in Sterling, in each case on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Sections 4.01 and 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower.

(c)Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in U.S. Dollars or Sterling) without the consent of the Required Lenders.

(d)The Administrative Agent shall promptly notify Jacobs US and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Jacobs US and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)After giving effect to all USD Term Borrowings, all conversions of USD Term Loans from one Type to the other, and all continuations of USD Term Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the USD Term Facility.  After giving effect to all GBP Term Borrowings and all continuations of GBP Term Loans, there shall not be more than five Interest Periods in effect in respect of the GBP Term Facility.

(f)Each GBP Term Lender may, at its option, make any GBP Term Borrowings available to Jacobs UK by causing an Affiliate or branch of such Lender to make such GBP Term Borrowings available; provided that any exercise of such option shall not affect the obligation of Jacobs UK to repay such GBP Term Borrowings in accordance with the terms of this Agreement. Additionally, (i) such GBP Term Lender’s obligations under this Agreement shall remain unchanged, (ii) such GBP Term Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such GBP Term Lender in connection with such GBP Term Lender’s rights and obligations under this Agreement.

2.03Prepayments

.  Each Borrower may, upon notice from the applicable Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans of such Borrower in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 9:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in U.S. Dollars, (B) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Sterling, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in U.S. Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Sterling shall be in a minimum principal amount of £1,000,000 or a whole multiple of £500,000 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.12, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

2.04Termination of Commitments

(a)The aggregate USD Term Commitments shall be automatically and permanently reduced to zero on the Closing Date after giving effect to the USD Term Borrowing.

(b)The aggregate GBP Term Commitments shall be automatically and permanently reduced to zero on the Closing Date after giving effect to the GBP Term Borrowing.

2.05Repayment of Loans

.

(a)Jacobs US shall repay to the USD Term Lenders, in U.S. Dollars, an amount equal to 1.25% of the aggregate initial principal amount of all USD Term Loans outstanding on the last Business Day of each March, June, September and December, commencing on the last Business Day of June 2020, and a final payment on the Maturity Date in an amount equal to the aggregate principal amount of all USD Term Loans outstanding on such date.

(b)Jacobs UK shall repay to the GBP Term Lenders, in Sterling, an amount equal to 1.25% of the aggregate initial principal amount of all GBP Term Loans outstanding on the last Business Day of each March, June, September and December, commencing on the last Business Day of June 2020, and a final payment on the Maturity Date in an amount equal to the aggregate principal amount of all GBP Term Loans outstanding on such date.

2.06Interest

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(a)Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iii)While any Event of Default exists under Section 8.01(a)(i), Section 8.01(f) or Section 8.01(g), and upon the request of the Required Lenders, while any other Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07Fees

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(a)Jacobs US shall pay to BAS and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)Jacobs US shall pay to the Lenders and the other Arrangers such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified in the applicable Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Sterling as to which market practice differs from the foregoing, in accordance with such market practice.

Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)If, as a result of any restatement of or other adjustment to the financial statements of Jacobs US or for any other reason, Jacobs US or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Jacobs US as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.06(b) or under Article VIII. The obligations of the Borrowers under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder until the first anniversary of such termination and repayment.

(c)Each determination by the Administrative Agent of an interest rate or fee payable by the Borrowers hereunder, in the absence of manifest error, shall be conclusive and binding upon all parties hereto.

2.09Evidence of Debt

.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to the applicable Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrowers in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

2.10Payments Generally; Administrative Agent’s Clawback

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(a)General.  All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in Sterling, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in U.S. Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by Jacobs UK hereunder with respect to principal and interest on Loans denominated in Sterling, and other amounts required to be paid hereunder in Sterling, shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Sterling and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, Jacobs UK is prohibited by any Law from making any required payment hereunder in Sterling, Jacobs UK shall make such payment in U.S. Dollars in the U.S. Dollar equivalent of the payment amount as reasonably determined by the Administrative Agent. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 11:00 a.m., in the case of payments in U.S. Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in Sterling, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 9:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by any Borrower, the interest rate applicable to Base Rate Loans.  If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11Sharing of Payments by Lenders

. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to Jacobs US or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.12Defaulting Lenders

.

(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required USD Term Lenders” and “Required GBP Term Lenders” and Section 10.01.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing to the Lenders as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; third, so long as no Default or Event of Default exists, to the payment of any amounts owing to Jacobs US as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by Jacobs US against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)Defaulting Lender Cure. If Jacobs US and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Jacobs US while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes

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(a)Defined Terms.  For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrowers. Each Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section), other than any penalties, interest and expenses resulting from any gross negligence of the Administrative Agent or such Recipient as determined by a court of competent jurisdiction by final and nonappealable judgment, payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Jacobs US by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority as provided in this Section 3.01, Jacobs US shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Jacobs US and the Administrative Agent, at the time or times reasonably requested by Jacobs US or the Administrative Agent, such properly completed and executed documentation reasonably requested by Jacobs US or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Jacobs US or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Jacobs US or the Administrative Agent as will enable Jacobs US or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the applicable Borrower is a U.S. Person:

(A)any Lender that is a U.S. Person shall deliver to Jacobs US and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Jacobs US or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Jacobs US and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Jacobs US or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed  copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Jacobs US within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed  copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed  copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Jacobs US and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Jacobs US or the Administrative Agent), executed  copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Jacobs US or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Jacobs US and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Jacobs US or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Jacobs US or the Administrative Agent as may be necessary for Jacobs US and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Jacobs US and the Administrative Agent in writing of its legal inability to do so.

(iv)Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for withholding Tax purposes under Applicable Law, each Lender agrees to deliver to the Administrative Agent and Jacobs US on or prior to the date on which such Lender becomes a Lender under this Agreement (and, in a timely fashion, from time to time thereafter upon the reasonable request of the Administrative Agent or Jacobs US) such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under Applicable Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding Taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding Tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent and Jacobs US of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of Applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for Taxes from amounts payable to such Lender.

(h)Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(i)UK Withholding.  UK Withholding.

(i)A UK Tax Deduction on a payment made by Jacobs UK under a Loan Document shall be regarded as an Excluded Tax if:

(A)the payment could have been made to the relevant Lender without a UK Tax Deduction if the relevant Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a UK Qualifying Lender under this Agreement in (or in the interpretation administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority;

(B)the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of UK Qualifying Lender and:

(I) an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the Income Tax Act 2007 which relates to the payment and that Lender has received from Jacobs UK or the Administrative Agent a certified copy of that Direction; and

(II)the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or

(ii)the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of UK Qualifying Lender and:

(A) the relevant Lender has not given a UK Tax Confirmation to Jacobs UK; and

(B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to Jacobs UK, on the basis that the UK Tax Confirmation would have enabled Jacobs UK to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the Income Tax Act 2007; or

(iii)the relevant Lender is a UK Treaty Lender and Jacobs UK is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Section 3.01(j) below.

(j)UK Treaty Lender - Cooperation.

(i)Subject to Section 3.01(j)(ii) and Section 3.01(j)(iii) below, a UK Treaty Lender and Jacobs UK, shall co-operate in completing any procedural formalities necessary for Jacobs UK to obtain authorization to make that payment without any UK Tax Deduction.

(ii)PTR Scheme. In relation to the PTR Scheme:

(A)If at any time a UK Treaty Lender wishes to use the PTR Scheme in respect of any Eurocurrency Rate Loan made available by it under this Agreement, provided that (A) the PTR Scheme is capable of applying to such Eurocurrency Rate Loan and (B) all Lenders in relation to that Eurocurrency Rate Loan consent to the use of the PTR Scheme, the Lenders in relation to that Eurocurrency Rate Loan hereby agree between themselves and irrevocably appoint the Administrative Agent to act as syndicate manager under the PTR Scheme (in such capacity, the “Syndicate Manager”).

(B)Each Lender in relation to a Eurocurrency Rate Loan referred to in subsection (ii) of this Section 3.01(j):

(I)authorizes the Syndicate Manager to operate, and take any action necessary or desirable under, the PTR Scheme in connection with that Eurocurrency Rate Loan;

(II)shall cooperate with the Syndicate Manager in completing any procedural formalities necessary under the PTR Scheme and shall promptly supply to the Syndicate Manager such information as the Syndicate Manager may request in connection with the operation of the PTR Scheme;

(III)without limiting the liability of Jacobs UK under this Agreement, shall, within five Business Days of demand, indemnify the Syndicate Manager for any liability or loss incurred by the Syndicate Manager as a result of the Syndicate Manager acting as syndicate manager under the PTR Scheme in connection with the Lender’s participation in that Eurocurrency Rate Loan (except to the extent that the liability or loss arises directly from the Syndicate Manager’s gross negligence or willful misconduct); and

(IV)shall, within five Business Days of demand, indemnify Jacobs UK and the Syndicate Manager for any United Kingdom Tax which Jacobs UK or the Syndicate Manager becomes liable to pay in respect of any payments made to such Lender arising as a result of the withdrawal of a provisional authority issued by the United Kingdom HM Revenue & Customs under the PTR Scheme, except to the extent that (1) Jacobs UK would be obliged to increase the amount payable (after payment of such UK Tax Deduction) to such Lender pursuant to Section 3.01(b) above or (2) Jacobs UK has not relied on such provisional authority and has withheld amounts in respect of United Kingdom Tax from payments to such Lender.

(C)Jacobs UK shall promptly supply to the Syndicate Manager such information as the Syndicate Manager may reasonably request in connection with the operation of the PTR Scheme.

(D)The Syndicate Manager shall act as syndicate manager under, and operate, and take any action necessary or desirable under, the PTR Scheme in connection with the relevant Eurocurrency Rate Loan (including, where necessary, notifying the United Kingdom HM Revenue & Customs of new Lenders under this Agreement) and shall provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Eurocurrency Rate Loan to Jacobs UK.

(E)All parties acknowledge that the Syndicate Manager:

(I)is entitled to rely completely upon information provided to it in connection with subsections (ii) or (iii) of this Section 3.01(j);

(II)is not obliged to undertake any inquiry into the accuracy of such information, nor into the status of the Lender or, as the case may be, Jacobs UK providing such information; and

(F)shall have no liability to any person for the accuracy of any information it submits in connection with subsection (ii)(A) of this Section 3.01(j).

(iii)Passport Scheme. Without limiting the foregoing, and in relation to the HMRC DT Treaty Passport Scheme:

(A)A Lender which becomes a party to this Agreement on the Closing Date that holds a passport under the HMRC DT Treaty Passport Scheme shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Borrower) by including its scheme reference number opposite such Lender’s name on its respective signature page to this Agreement.

(B)Where a Lender includes the indication described in subsection (i) above, Jacobs UK shall, if such Lender is a Lender under a Loan made available to Jacobs UK, file a duly completed form DTTP-2 (or such alternative form as may be specified by the United Kingdom HM Revenue & Customs from time to time, a “DTTP-2 Form”) in respect of such Lender with the United Kingdom HM Revenue & Customs within thirty (30) days of the Closing Date and shall promptly provide the Lender with a copy of that filing.

(C)A new Lender that holds a passport under the HMRC DT Treaty Passport Scheme shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Borrower) in the Assignment and Assumption or other documentation which it executes to become a Lender by including its scheme reference number in such documentation.

(D)Where a new Lender includes the indication described in subsection (iii) of this Section 3.01(j) in the relevant Assignment and Assumption or other documentation which it executes to become a Lender, Jacobs UK shall, if such Lender becomes a Lender under a Loan which is made available to Jacobs UK, file a duly completed DTTP-2 Form in respect of such Lender with the United Kingdom HM Revenue & Customs within 30 days of the date on which the new Lender becomes a party to this Agreement and shall promptly provide the Lender with a copy of that filing.

(iv)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.01(j)(iii)(A) or (C) above and:

(A)Jacobs UK has not made a filing of the DTTP-2 Form in respect of that Lender; or

(B)Jacobs UK has made a filing of the DTTP-2 Form in respect of that Lender but:

(I)that filing of that DTTP-2 Form has been rejected by HM Revenue & Customs;

(II)HM Revenue & Customs has not given Jacobs UK authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the filing of that DTTP-2 Form;

(III)HM Revenue & Customs has given Jacobs UK authority to make payments to that Lender without a UK Tax Deduction but such authority has subsequently been revoked or expired,

and, in each case, Jacobs UK has notified that Lender in writing, that Lender and Jacobs UK shall co-operate in completing any additional procedural formalities necessary for Jacobs UK to obtain authorization to make that payment without a UK Tax Deduction.

(v)If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 3.01(j)(iii)(A) or (C) above, Jacobs UK shall not make any filing of a DTTP-2 Form or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of that Lender's commitment or its participation in any Loans unless the Lender otherwise agrees.

(k)Lender Status Confirmation.

(i)Each Lender which becomes a party to this Agreement after the date of this Agreement shall confirm in the documentation it executes on becoming a party hereto, and for the benefit of the Administrative Agent and without any liability to Jacobs UK, which of the following categories it falls in for the purposes of any Loan to Jacobs UK:

(ii)not a UK Qualifying Lender;

(iii)a UK Qualifying Lender (other than a UK Treaty Lender)

(iv)a UK Treaty Lender

If a Lender which becomes a party to this Agreement after the date of this Agreement in respect of an advance to Jacobs UK fails to indicate its status pursuant to the previous sentence, then such Lender shall be treated for the purposes of this Agreement (including by Jacobs UK) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall promptly inform Jacobs UK). For the avoidance of doubt, any document pursuant to which a Lender becomes party to this Agreement shall not be invalidated by any failure of a Lender to comply with this Section 3.01(k).

(v)A Lender which is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of UK Qualifying Lender shall upon entering into this Agreement give a UK Tax Confirmation by delivering a written notice to the Administrative Agent (and the Administrative Agent, upon receipt of such notification, shall promptly inform Jacobs UK). Such a Lender shall promptly notify the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation, following which the Administrative Agent shall notify Jacobs UK.

(vi)Jacobs UK shall promptly upon becoming aware that it has to make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) promptly notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender, and the Administrative Agent shall notify Jacobs UK.

(l)Stamp Taxes.  Jacobs UK shall pay and, within three Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Loan Document, except for any such Taxes payable in connection with the assignment or transfer by any Lender of any of its rights and/or obligations under any Loan Document save in circumstances where such assignment or transfer (A) takes place at a time when an Event of Default is continuing, (B) is made at the request of any Borrower, or (C) is made as part of the primary syndication of any Loan..

(m)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02Illegality

.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in U.S. Dollars or Sterling), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars or Sterling in the applicable interbank market, then, on notice thereof by such Lender to Jacobs US through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in U.S. Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and Jacobs US that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are Loans denominated in U.S. Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of any Lender determining or charging interest rates on the Loans based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03Inability to Determine Rates

.

(a)Except in the case of circumstances described in Section 3.03(b), if in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in U.S. Dollars or Sterling) are not being offered to banks in the applicable offshore interbank market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) (x) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason  the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in U.S. Dollars or Sterling) does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify Jacobs US and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the applicable

Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with Jacobs US, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and Jacobs US that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and Jacobs US written notice thereof.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrowers) that the Borrowers or Required Lenders (as applicable) have determined that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and Jacobs US may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) for Loans denominated in U.S. Dollars, one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities (whether in U.S. Dollars or Sterling) for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities (whether in U.S. Dollars or Sterling) for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor

Rate”), and any such amendment shall become effective at 2:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.  Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify Jacobs US and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

3.04Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e) and other than as set forth below);

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Jacobs US will pay (or cause Jacobs UK to pay) to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Jacobs US will pay (or cause Jacobs UK to pay) to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Jacobs US shall be conclusive absent manifest error. Jacobs US shall pay (or cause Jacobs UK to pay) such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that no Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Jacobs US of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Additional Reserve Requirements. Jacobs US shall pay (or cause Jacobs UK to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided Jacobs US shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05Compensation for Losses

. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, Jacobs US shall promptly compensate (or cause Jacobs UK to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the applicable Borrower;

(c)any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in Sterling on its scheduled due date or any payment thereof in a different currency; or

(d)any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Jacobs US pursuant to Section 10.13; excluding, however, any loss of anticipated profits, but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. Jacobs US shall also pay (or cause Jacobs UK to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06Mitigation Obligations; Replacement of Lenders

.

(a)Designation of a Different Lending Office. Each Lender may make any Loan to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay its Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Jacobs US such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Jacobs US hereby agrees to pay (or cause Jacobs UK to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such

Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), Jacobs US may replace such Lender in accordance with Section 10.13.

3.07Survival

.  All obligations of the Borrowers under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV  CONDITIONS PRECEDENT TO LOANS

4.01Conditions of Initial Borrowing

.  The obligation of each Lender to make its initial Loan hereunder is subject to satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower, each dated the Closing Date or immediately prior to the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

(ii)an applicable Note executed by each Borrower in favor of each Lender requesting a Note;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower is a party;

(iv)such documents and certifications as the Administrative Agent may reasonably require (but only to the extent such concept exists under relevant Applicable Law) to evidence that each Borrower is duly organized or formed, and that it is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)favorable opinions of counsel to each Borrower, addressed to the Administrative Agent and each Lender, substantially in the form set forth in Exhibit E;

(vi)a certificate of a Responsible Officer of Jacobs US either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Borrower and the validity against each Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)a certificate signed by a Responsible Officer of Jacobs US certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) that Jacobs US is in pro forma compliance with the financial covenants set forth in Section 7.11 after giving effect to the USD Term Borrowing and the GBP Term Borrowing and the use of proceeds thereof; and

(viii)such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)Any fees required to be paid on or before the Closing Date pursuant to any Loan Document shall have been paid.

(c)Unless waived by the Administrative Agent, Jacobs US shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of fees, charges and disbursements of counsel to the Administrative Agent as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Jacobs US and the Administrative Agent).

(d)(i) Upon the reasonable request of any Lender made at least three days prior to the Closing Date, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least two days prior to the Closing Date, and (ii) at least two days prior to the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall deliver certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to such Borrower.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Loans

.  The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)The representations and warranties of the Borrowers (i) contained in Article V and (ii) contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Loan, except (i) to the extent that such representations and warranties are qualified by materiality, they shall be true and correct on and as of the date of such Loan, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date except to the extent qualified by materiality, then they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)No Default shall exist, or would result from such proposed Loan or from the application of the proceeds thereof.

(c)The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

(d)In the case of a GBP Term Borrowing, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent and the Required GBP Term Lenders would make it impracticable for such Loan to be denominated in Sterling.

Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Loan.

ARTICLE V  REPRESENTATIONS AND WARRANTIES

Except as otherwise provided in Section 5.19, each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01Existence, Qualification and Power; Compliance with Laws.  Each Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the Laws of the relevant jurisdiction), (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing (to the extent such concept is relevant under the Laws of the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02Authorization; No Contravention

.  The execution, delivery and performance by each Borrower of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any material Contractual Obligation to which such Borrower is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its property is subject; or (c) violate any Law.

5.03Governmental Authorization; Other Consents

.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect.

5.04Binding Effect

.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, any necessary stamping, registration, statute of limitation and reservations in any legal opinions accepted by the Administrative Agent.

5.05Financial Statements; No Material Adverse Effect

.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of Jacobs US and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)The unaudited consolidated balance sheet of Jacobs US and its Subsidiaries dated December 27, 2019, and the related consolidated statement of earnings for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Jacobs US and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06Litigation

.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07No Default

.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08Ownership of Property; Liens

.  Each of Jacobs US and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business and purported to be owned or leased by Jacobs US or such Subsidiary, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of Jacobs US and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09Environmental Compliance

.  Jacobs US and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Jacobs US has reasonably concluded that, except as specifically disclosed on Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10Affected Financial Institutions.  Neither Borrower is an Affected Financial Institution.

5.11Taxes

.  Jacobs US and its Subsidiaries have filed all material Federal, state and other material tax returns and reports required to be filed by them, and have paid all material Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or to the extent that such failure would not reasonably be expected to have a Material Adverse Effect.

5.12ERISA Compliance; Foreign Plans

.

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws except where noncompliance could not reasonably be expected to result in a Material Adverse Effect.

(b)There are no pending or, to the best knowledge of Jacobs US, claims, actions or lawsuits, or action by any Governmental Authority, in each case in writing, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)Jacobs US and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, other than such failures to meet such requirements and the receipt of such waivers that could not reasonably be expected to result in a Material Adverse Effect.

(d)Neither Jacobs US nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12 hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)All employer and employee contributions required by any Applicable Law in connection with all Foreign Plans have been made, or, if applicable, accrued, in accordance with the country-specific accounting practices, other than such noncompliance as could not reasonably be expected to result in a Material Adverse Effect.  Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities and complies in all material respects with all Applicable Laws, in each case other than such failure to register, maintain or otherwise comply as could not reasonably be expected to result in a Material Adverse Effect.  There are no pending or, to the best knowledge of Jacobs US, claims, actions or lawsuits, or action by any Governmental Authority, in each case in writing, with respect to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.  None of Jacobs US, its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction with respect to any Foreign Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(f)Each Borrower represents and warrants as of the Closing Date that each Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments.

5.13Subsidiaries.  As of the Closing Date, Jacobs US has no Subsidiaries other than (a) those specifically disclosed in Schedule 5.13, (b) inactive or dormant Subsidiaries, and (c) Subsidiaries whose results of operations and assets are immaterial in relation to Jacobs US’s consolidated results of operations and consolidated financial position.  As of the Closing Date, Jacobs US has no Material Subsidiaries other than those Subsidiaries specified as a Material Subsidiary on Schedule 5.13.

5.14Margin Regulations; Investment Company Act

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(a)The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.11 and Section 7.09.

(b)Neither Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(c)Neither Borrower, nor any Person Controlling either Borrower, nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15Disclosure

.

(a)The information furnished by or on behalf of the Borrowers to the Administrative Agent, the Arrangers or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, Jacobs US represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such financial information is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(b)As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

5.16Compliance with Laws

.  Each Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17Taxpayer Identification Number; Other Identifying Information

.  The true and correct U.S. taxpayer identification number of Jacobs US is set forth on Schedule 10.02. The true and correct unique identification number of Jacobs UK on the Closing Date that has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 10.02.

5.18Intellectual Property; Licenses, Etc.

  Jacobs US and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person other than conflicts which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Jacobs US, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19OFAC

.  Neither Borrower, nor any of its Subsidiaries, nor, to the knowledge of any Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, similar lists maintained and enforced by Canada or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction, unless otherwise licensed by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or otherwise authorized under Applicable Law.  Each Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions, except, in each case, where a failure to comply with such Sanctions could not reasonably be expected to have a Material Adverse Effect, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.20Anti-Corruption Laws; AML Laws

.  Each Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions, and with applicable AML Laws, except, in each case, where a failure to comply with such anti-corruption legislation or AML Laws could not reasonably be expected to have a Material Adverse Effect, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.21Covered Entity.  Neither Borrower is a Covered Entity.

5.22Jacobs UK Representations.  Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)Jacobs UK is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which Jacobs UK is a party (collectively, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by Jacobs UK of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither Jacobs UK nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which Jacobs UK is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which Jacobs UK is organized and existing for the enforcement thereof against Jacobs UK under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents, subject to the exceptions on the enforceability thereof described in Section 5.04.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which Jacobs UK is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which Jacobs UK is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents to which Jacobs UK is a party or (ii) on any payment to be made by Jacobs UK pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by Jacobs UK are, under applicable foreign exchange control regulations of the jurisdiction in which Jacobs UK is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in immediately preceding clause (ii) shall be made or obtained as soon as is reasonably practicable) and it being understood that the payment of interest under the Loan Documents by Jacobs UK may require the payment of certain withholding taxes.

ARTICLE VI  AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Borrower shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, in which case Jacobs US shall), and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.12) cause each Subsidiary to:

6.01Financial Statements

.  Deliver to the Administrative Agent (for delivery to each Lender):

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of Jacobs US, a consolidated balance sheet of Jacobs US and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (it being understood that Ernst & Young LLP is reasonably acceptable to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for a “going concern” statement that is due solely to impending debt maturities occurring within 12 months of such audit or the anticipated breach of any financial covenants) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of Jacobs US and its subsidiaries on a consolidated basis in accordance with GAAP; and

(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Jacobs US, a consolidated balance sheet of Jacobs US and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of earnings for (i) the most recently completed fiscal quarter, and (ii) the period beginning with the first day of the current fiscal year and ending of the last day of the most recently completed fiscal quarter, and cash flows for the period beginning with the first day of the current fiscal year and ending on the last day of the most recently completed fiscal quarter.  The consolidated balance sheet shall be presented in comparative form with the balances as at the end of the immediately preceding fiscal year.  The consolidated statements of earnings and the consolidated statements of cash flows shall likewise be presented in comparative form, and include the figures and amounts for the comparable period (s) of the immediately preceding fiscal year.  Such consolidated financial statements shall be in reasonable detail and certified by a Responsible Officer of Jacobs US as fairly presenting the financial condition, results of operations, and cash flows of Jacobs US and its Subsidiaries in accordance with GAAP, subject only to normal recurring adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(b), Jacobs US shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Jacobs US to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02Certificates; Other Information

.  Deliver to the Administrative Agent (for delivery to each Lender):

(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Jacobs US (which delivery may, unless the Administrative Agent, or a Lender, requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Jacobs US, and copies of all annual, regular, periodic and special reports and registration statements which Jacobs US may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)promptly, such additional information regarding the business, financial or corporate affairs of any Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(d)promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Jacobs US posts such documents, or provides a link thereto on Jacobs US’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Jacobs US’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a website maintained by the SEC, a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Jacobs US shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Jacobs US to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Jacobs US shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Jacobs US with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or any Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of any Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03Notices

.  Promptly notify the Administrative Agent (for notification to each Lender) after any Responsible Officer of either Borrower obtains knowledge thereof, of:

(a)the occurrence of any Default;

(b)any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any ERISA Event;

(d)any determination by Jacobs US referred to in Section 2.08(b); and

(e)any change in the information provided in the Beneficial Ownership Certification, if applicable, that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Jacobs US setting forth details of the occurrence referred to therein and stating what action the applicable Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04Payment of Taxes and Claims

.  Pay and discharge as the same shall become due and payable, (a) all material Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

6.05Preservation of Existence, Etc.

(a)Preserve, renew and maintain in full force and effect its legal existence and (to the extent applicable under Applicable Law) good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.05 or 7.06;

(b)take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)preserve or renew all of its registered patents, trademarks, trade names and service marks, the non- preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06Maintenance of Properties

.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07Maintenance of Insurance

.  Maintain with financially sound and reputable insurance companies not Affiliates of a Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self- insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

6.08Compliance with Laws

.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09Books and Records

.  (a) Maintain proper books of record and account, in which materially full, true and correct entries in conformity with GAAP (or the applicable foreign equivalent thereof) consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.

6.10Inspection Rights

.  Permit representatives and independent contractors of the Administrative Agent and, during the continuance of an Event of Default, each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower, at the sole cost and expense of the Administrative Agent and the Lenders, subject in all cases to Applicable Law and the terms of applicable confidentiality agreements and to the extent that such Borrower determines that such inspection, examination or discussion will not violate or result in the waiver of any attorney-client privilege or attorney-client work product or the disclosure of non-financial trade secrets or proprietary information; provided, however, that (i) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Jacobs US at any time during normal business hours and without advance notice and (ii) unless an Event of Default is continuing, such visits and inspections can occur no more frequently than one per year.

6.11Use of Proceeds

.  Use the proceeds of the Loans for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12Approvals and Authorizations.  Maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, of or in the jurisdiction in which Jacobs UK is organized and existing which are required in connection with the Loan Documents.

6.13Anti-Corruption Laws; Sanctions; AML Laws.  Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions, with all applicable Sanctions, and with all applicable AML Laws, except, in each case, where a failure to comply with such anti-corruption legislation, applicable Sanctions or applicable AML Laws could not reasonably be expected to have a Material Adverse Effect, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

ARTICLE VII  NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Jacobs US shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01Liens

.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(a)Liens pursuant to any Loan Document;

(b)Liens existing on the date hereof and any refinancing, renewals or extensions thereof, provided that the property covered thereby is not increased and that the amount of the Indebtedness secured thereby is not increased at the time of such refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and provided further that any such Liens securing Indebtedness with a principal or face amount exceeding $10,000,000 existing as of the date hereof shall be listed on Schedule 7.01;

(c)Liens for taxes, provided that such taxes are not yet delinquent or are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or any Foreign Plan;

(f)deposits to secure the performance of bids, trade contracts, government contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business (including obligations imposed by the Applicable Laws of foreign jurisdictions and excluding obligations for the payment of borrowed money);

(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i)Liens securing Indebtedness permitted under Section 7.02(b); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

(j)the interest of a purchaser of Permitted Receivables acquired pursuant to, or any Lien on the assets of a Securitization Subsidiary granted pursuant to, one or more Permitted Receivables Facilities, provided that at no time shall the aggregate amount of Indebtedness incurred pursuant to Permitted Receivables Facilities exceed the Securitizations Threshold (measured as of the most recently ended fiscal period of Jacobs US for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) at the time of granting such interest or otherwise incurring such Lien);

(k)Liens on assets acquired in any acquisitions permitted hereunder after the date of this Agreement; provided, however, that (A) such Liens existed at the time of such Acquisition and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time of such Acquisition which were not covered immediately prior thereto, and (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time of such Acquisition and any refinancing Indebtedness in respect thereof permitted by Section 7.02(d);

(l)Liens arising by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Jacobs US or the relevant Subsidiary in excess of those set forth by the regulations promulgated by the FRB, and (ii) such deposit account is not intended by Jacobs US or any of its Subsidiaries to provide collateral to the depository institution with respect to otherwise unrelated obligations of Jacobs US or any such Subsidiary to such depository institution;

(m)Liens consisting of precautionary financing statements filed in connection with operating leases;

(n)other Liens securing Indebtedness in an aggregate principal amount not to exceed at any time outstanding the principal amount permitted by Section 7.02(f);

(o)Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(p)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Borrower or any Subsidiary thereof in the ordinary course of business;

(q)licenses of intellectual property (i) granted by any Borrower or any of its Subsidiaries in the ordinary course of business and (ii) between or among any Borrower and\or any Subsidiaries thereof;

(r)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s)restrictions on transfers of securities imposed by applicable securities laws;

(t)any interest or title of a lessor, sublessor, licensor or sublicensor by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by Jacobs US or any Subsidiary as tenant, subtenant, licensee or sublicense in the ordinary course of business, including any assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(u)Liens on (i) any cash earnest money deposits made by Jacobs US or any Subsidiary in connection with any proposed Acquisition, letter of intent or purchase agreement permitted hereunder and (ii) cash relating to escrows established for an adjustment in purchase price or liabilities or indemnities for Dispositions, to the extent the relevant Disposition is permitted hereby; and

(v)Liens in favor of a trustee or agent in an indenture or similar document relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee or agent.

7.02Indebtedness

.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the Loan Documents;

(b)Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets, including real estate, within the limitations set forth in Section 7.01(i);

(c)[Reserved];

(d)Indebtedness of a Subsidiary acquired or assumed after the Closing Date and Indebtedness of a Person merged or consolidated with or into Jacobs US or any of its Subsidiaries after the Closing Date, which Indebtedness in each case existed at the time of such acquisition, merger, consolidation or conversion into Jacobs US or a Subsidiary and was not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and any Liens securing such Indebtedness shall be in compliance with Section 7.01(k) and any refinancing, renewals or extensions thereof, provided that the amount of the Indebtedness secured thereby is not increased at the time of such refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; provided that no Default shall result from the assumption of such Indebtedness (regardless of principal amount);

(e)(i) Indebtedness of Subsidiaries of Jacobs US (including any existing bilateral Indebtedness of such Subsidiaries but excluding any Indebtedness of such Subsidiaries under the Loan Documents) in an aggregate principal amount not to exceed at the time of incurrence of any such Indebtedness, together with the Indebtedness permitted under Section 7.02(f) below, 15% of Consolidated Net Total Assets, determined as of the last day of the most recent fiscal quarter ended prior to the incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b); and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(f)(i) secured Indebtedness of Jacobs US and its Subsidiaries incurred in connection with the Liens permitted under Section 7.01(n) in an aggregate principal amount not to exceed at the time of incurrence of any such Indebtedness, together with the Indebtedness permitted under Section 7.02(e) above, 15% of Consolidated Net Total Assets, determined as of the last day of the most recent fiscal quarter ended prior to the incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b); and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(g)unsecured Indebtedness of Jacobs US if, after giving effect to such Indebtedness, Jacobs US shall be in compliance with the financial covenant set forth in Section 7.11(b) on a pro forma basis as of the last day of the fiscal quarter most recently ended;

(h)Indebtedness permitted by Section 7.01(j);

(i)Indebtedness constituting all payment and reimbursement obligations due in respect of all Performance Credits, performance-based bank guarantees and performance-based surety bonds, provided that, such obligations are repaid within three Business Days of becoming due and payable;

(j)Indebtedness in respect of cash management operations, netting services, cash pooling arrangements, automatic clearinghouse arrangements, daylight overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business, and any Guarantees thereof;

(k)Indebtedness consisting of bona fide purchase price adjustments, earn-outs, indemnification obligations, obligations under deferred compensation or similar arrangements and similar items incurred in connection with Acquisitions and asset sales; and

(l)Indebtedness (i) of Jacobs US to any of its Subsidiaries and (ii) of any Subsidiary of Jacobs US to Jacobs US or any other such Subsidiary.

7.03Sanctions

.  Directly or, to the knowledge of any Borrower, indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, or in any country, region or territory, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person party to any Loan Document, or any Lender, Arranger, or the Administrative Agent, of Sanctions.

7.04Anti-Corruption Laws; AML Laws.  Directly or, to the knowledge of any Borrower, indirectly use the proceeds of any Loan for any purpose which would violate the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, other anti-corruption legislation in other jurisdictions, or any applicable AML Laws.

7.05Fundamental Changes

.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:

(a)any Subsidiary may merge with (i) Jacobs US, provided that Jacobs US shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries (or any entity that will be a Subsidiary upon consummation of such merger), provided that (x) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, any (y) when Jacobs UK is merging with another Subsidiary, Jacobs UK shall be the continuing or surviving Person; and

(b)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) (i) to Jacobs US or to a wholly-owned Subsidiary of Jacobs US or (ii) in accordance with Section 7.06.

7.06Dispositions

.  Make any Disposition, except:

(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)Dispositions in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property, or (iii) in the case of equipment or real property, such equipment or real property is no longer useful in or material to the continued operation of Jacobs US’s or a Subsidiary’s business;

(d)Dispositions of property by any Subsidiary to Jacobs US or to a wholly-owned Subsidiary;

(e)Dispositions permitted by Section 7.05;

(f)a sale or transfer of Permitted Receivables pursuant to one or more Permitted Receivables Facilities, subject to the limitations set forth in Section 7.01(j) with respect to any such Permitted Receivables Facilities;

(g)dispositions of leases of property, including real property, in each case in the ordinary course of business not materially interfering with the conduct of the business of Jacobs US and its Subsidiaries;

(h)dispositions pursuant to unwinding of any Swap Contracts;

(i)Dispositions by Jacobs US and its Subsidiaries not otherwise permitted under this Section 7.06; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this subsection (i) during the term of this Agreement shall not exceed 20% of the Consolidated Net Worth of Jacobs US at the time of such Disposition; provided, that if the net proceeds from any Disposition is applied to a Debt Prepayment Application or a Property Reinvestment Application within one year after such Disposition, then such Disposition, only for the purpose of determining compliance with this subsection (i) on or after the net proceeds are so applied, shall be deemed not to be a Disposition for purposes of the calculation in clause (ii) of this subsection (i).

7.07Change in Nature of Business

.  Engage in any material line of business substantially different from those lines of business conducted by Jacobs US and its Subsidiaries on the date hereof or any business substantially related, complementary, ancillary or incidental thereto, or any reasonable extension thereof.

7.08Transactions with Affiliates

.  Enter into any transaction of any kind with any Affiliate of Jacobs US, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Jacobs US or such Subsidiary as would be obtainable by Jacobs US or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate provided that, the foregoing restriction shall not apply to (i) transactions between and among any Borrower and its Subsidiaries, (ii) Dispositions permitted by Section 7.06, and (iii) customary compensation and indemnification paid or provided to officers, directors and employees.

7.09Use of Proceeds

.  Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in any case in violation of Regulation U or X of the FRB.

7.10Changes in Accounting

.  Make any material change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change its fiscal year or that of any of its consolidated Subsidiaries, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition permitted hereunder to conform its fiscal year to Jacobs US’s.

7.11Financial Covenant

.

(a)Consolidated Net Worth.  From the Closing Date until the Financial Covenant Trigger Date, permit Consolidated Net Worth at any time to be less than the sum of (a) $3,718,900,000, (b) an amount equal to 50% of the Consolidated Net Income earned after December 29, 2017 (with no deduction for a net loss in any such fiscal year) and (c) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of Jacobs US and its Subsidiaries after December 29, 2017, by reason of the issuance and sale of capital stock or other equity interests of Jacobs US or any Subsidiary (other than issuances to Jacobs US or a wholly-owned Subsidiary and other than proceeds received from any issue of new shares of Jacobs US’s or its Subsidiaries’ common stock in connection with an employee stock option plan), including upon any conversion of debt securities of Jacobs US into such capital stock or other equity interests, less any decreases in Shareholders’ Equity of Jacobs US after December 29, 2017, by reason of any repurchase of shares of capital stock of Jacobs US (x) that are intended to be used to satisfy Jacobs US’s or a Subsidiary’s obligations under an employee stock or option plan, or (y) in an aggregate number that does not exceed the number of shares issued for that purpose in the six months prior to any such repurchase.

(b)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of Jacobs US commencing with the fiscal quarter ending March 27, 2020 to be greater than a level equal to 3.00:1.00; provided, that, at the request of Jacobs US following a Material Acquisition, such level shall be increased to 3.50:1.00 for each of the four consecutive fiscal quarters ending after such

Material Acquisition and such request (an “Elevated Compliance Period”) but provided, further, that such level shall be reduced to 3.00:1:00 for one full fiscal quarter period prior to any subsequent Elevated Compliance Period.

(c)At any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof), any Indebtedness incurred to consummate such Material Acquisition (and the proceeds of such indebtedness) shall be excluded from the determination of the Consolidated Leverage Ratio but only so long as the proceeds of such Indebtedness are restricted on the balance sheet and available solely to consummate such Material Acquisition.

ARTICLE VIII  EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default

.  Any of the following shall constitute an event of default (each, an “Event of Default”):

(a)Non-Payment.  Any Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any interest on any Loan, or any other fee due hereunder, or (iii) within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants.  Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05 (but only to the extent relating to the continued existence of each Borrower), 6.10 or 6.11 or Article VII; or

(c)Other Defaults.  Any Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) actual knowledge by any Borrower or (ii) receipt by Jacobs US of written notice thereof from the Administrative Agent or any Lender; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made, except to the extent that such representation or warranty is qualified by materiality, then such representation or warranty shall be incorrect or misleading when made or deemed made; or

(e)Cross-Default.  (i) Any Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this subclause (B) shall not apply to (x) mandatory prepayments of secured Indebtedness that becomes due (1) as a result of the permitted voluntary sale or transfer of the property or assets securing such Indebtedness or (2) as a result of a casualty event affecting such property or assets; or (y) Indebtedness becoming due as a result of any acquisition of any Person or business so long as such acquisition is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is paid as required by the terms of such Indebtedness; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by any Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc.  Any Borrower, Material Subsidiary, or, if the Insolvent Domestic Subsidiary Limit has been, or thereby is, exceeded, any other Domestic Subsidiary of Jacobs US, institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days (or 90 calendar days in the case of any Foreign Subsidiary); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days (or 90 calendar days in the case of any Foreign Subsidiary), or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) Any Borrower, Material Subsidiary, or, if the Insolvent Domestic Subsidiary Limit has been, or thereby is, exceeded, any other Domestic Subsidiary of Jacobs US, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)Judgments.  There is entered against any Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non- monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) in the case of a money judgment, such judgment remains unpaid and there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Jacobs US under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Jacobs US or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower or any of its Subsidiaries contests in any manner the validity or enforceability of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)Change of Control.  There occurs any Change of Control with respect to Jacobs US.

8.02Remedies Upon Event of Default

.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment(s) of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c)exercise on behalf of itself and the Lenders all rights and remedies available to it, the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an event described in Section 8.01(f), the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds

.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

ARTICLE IX  ADMINISTRATIVE AGENT

9.01Appointment and Authority

.  Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and neither Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02Rights as a Lender

.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03Exculpatory Provisions

.  The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable

Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrowers or any of their Affiliates, that is communicated to, obtained by or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by Jacobs US or a Lender; and

(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04Reliance by Administrative Agent

.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties

.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent

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(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and Jacobs US. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Jacobs US, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to Jacobs US and such Person remove such Person as Administrative Agent and, in consultation with Jacobs US, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(m) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by Jacobs US to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Jacobs US and such successor.

After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)Any successor Administrative Agent appointed hereunder shall be an existing Lender at the time of such appointment.

9.07Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders

.  Each Lender expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the  Borrowers and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Each Lender represents and warrants, as of the date hereof, that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants, as of the date hereof, that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08No Other Duties, Etc.

  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10Certain ERISA Matters

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(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X  MISCELLANEOUS

10.01Amendments, Etc.

  Subject to Section 3.03(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and Jacobs US (for and on behalf of the Borrowers) and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01(a) or, in the case of the initial Loan, Section 4.02, without the written consent of each Lender;

(b)extend or increase the Commitment(s) of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender, it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender;

(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that (i) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate, and (ii) any change to the definition of “Consolidated Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate;

(e)(i) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the consent of each Lender, or (ii) change the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.03 in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (x) if such Facility is the USD Term Facility, the Required USD Term Lenders and (y) if such Facility is the GBP Term Facility, the Required GBP Term Lenders; or

(f)change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender or (ii) the definition of “Required USD Term Lenders” or “Required GBP Term Lenders” without the written consent of each Lender under the applicable Facility;

(g)release Jacobs US from the Guaranty without the written consent of each Lender;

(h)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the USD Term Facility, the Required USD Term Lenders or (ii) if such Facility is the GBP Term Facility, the Required GBP Term Lenders; or

(i)add a different currency (other than U.S. Dollars and Sterling) without the consent of each Lender;

and provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) a Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender, (y) Section 8.03 may not be changed in any manner that would alter the pro rata sharing of payments required thereby without the consent of such Lender and (z) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, if the Administrative Agent and Jacobs US acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and Jacobs US shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.  The Administrative Agent shall post each such amendment to the Lenders reasonably promptly after such amendment becomes effective.

10.02Notices; Effectiveness; Electronic Communication

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(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrowers or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrowers may each, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)Change of Address, Etc.  Each of the Borrowers and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to each Borrower or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03No Waiver; Cumulative Remedies; Enforcement

.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Borrowers shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04Expenses; Indemnity; Damage Waiver

.

(a)Costs and Expenses.  Jacobs US shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent (and, if necessary, one local counsel in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of one counsel for the Administrative Agent and the Lenders and if necessary one local counsel in each applicable jurisdiction and one additional counsel for each affected party in the event of a conflict of interest), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)Indemnification by Jacobs US.  Jacobs US shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel to the Indemnitees taken as a whole and, if necessary, one firm of local counsel in each appropriate jurisdiction, and, in the case of an actual or perceived conflict of interests where the Indemnitee affected by such conflict informs Jacobs US of such conflict, one additional counsel to each group of affected Indemnitees similarly situated taken as a whole), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, or willful misconduct of such Indemnitee or, (y) result from a claim brought by any Borrower against an Indemnitee for a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01, this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that Jacobs US for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent).  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, no Borrower shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

10.05Payments Set Aside

.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06Successors and Assigns

.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of any Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or, in the case of the GBP Term Facility, £5,000,000) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Jacobs US otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of Jacobs US (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default pursuant to Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Jacobs US shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any unfunded Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made (A) to any Borrower or any of such Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Jacobs US and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural

Person, a Defaulting Lender or Jacobs US or any of Jacobs US’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(g) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.07Treatment of Certain Information; Confidentiality

.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder or (iii) any credit insurance provider relating to the Borrowers and their Obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Jacobs US or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of Jacobs US or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than either Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from either Borrower or violating the terms of this Section 10.07.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from either Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning each Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

10.08Right of Setoff

.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their its Affiliates may have. Each Lender agrees to notify Jacobs US and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09Interest Rate Limitation

. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Counterparts; Integration; Effectiveness

. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11Survival of Representations and Warranties

.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12Severability

.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13Replacement of Lenders

. If Jacobs US is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives Jacobs US the right to replace a Lender as a party hereto, then Jacobs US may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)Jacobs US shall have paid (or caused Jacobs UK to pay) to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with Applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Jacobs US to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by Jacobs US, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof;

provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS  AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, JACOBS UK HEREBY IRREVOCABLY APPOINTS JACOBS US AS ITS AUTHORIZED AGENT WITH ALL POWERS NECESSARY TO RECEIVE ON ITS BEHALF SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS IN ANY OF SUCH COURTS IN AND OF THE STATE OF NEW YORK. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO JACOBS UK IN CARE OF JACOBS US AT ITS ADDRESS FOR NOTICES PROVIDED FOR IN SECTION 10.02, AND JACOBS UK HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS JACOBS US TO ACCEPT SUCH SERVICE ON ITS BEHALF AND AGREES THAT THE FAILURE OF JACOBS US TO GIVE ANY NOTICE OF ANY SUCH SERVICE TO JACOBS UK SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. JACOBS US HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT AS PROCESS AGENT.

10.15Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16No Advisory or Fiduciary Responsibility

. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between each Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Arranger or any Lender, has any obligation to any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, nor any Arranger or any Lender, has any obligation to disclose any of such interests to the Borrowers or their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17Electronic Execution of Assignments and Certain Other Documents

. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under Applicable Law).

10.19USA PATRIOT Act

.  Each Lender that is subject to the Act hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.20ENTIRE AGREEMENT

. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.22Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to  the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC

Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term  is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

JACOBS ENGINEERING GROUP INC.

By: /s/ Kevin Berryman

Name: Kevin Berryman

Title:   Chief Financial Officer

JACOBS U.K. LIMITED

By: /s/ J.A. Shattock

Name: J.A. Shattock

Title:   Director

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Liliana Claar

Name: Liliana Claar

Title:   Vice President

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

BANK OF AMERICA, N.A.,

as a Lender

By: /s/ Mukesh Singh

Name: Mukesh Singh

Title:   Director

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

BNP PARIBAS,

as a Lender

By: /s/ P. Nicholas Rogers

Name: P. Nicholas Rogers

Title:   Managing Director

By: /s/ Karim Remtoula

Name: Karim Remtoula

Title:   Vice President

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Greg Strauss

Name: Greg Strauss

Title:   Managing Director

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

TD BANK, N.A.,

as a Lender

By: /s/ Emily Chott

Name: Emily Chott

Title:   Senior Vice President

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Rumesha Ahmed

Name: Rumesha Ahmed

Title:   Vice President

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,

as a Lender

By: /s/ Christine Cai

Name: Christine Cai

Title:   Vice President

By: /s/ Gang Duan

Name: Gang Duan

Title:

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Brendan McGuire

Name: Brendan McGuire

Title:   Executive Vice President

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA,

as a Lender

By: /s/ Frans Braniotis

Name: Frans Braniotis

Title:   Managing Director

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

TRUIST BANK,

as a Lender

By: /s/ Max N Greer III

Name: Max N Greer III

Title:   Senior Vice President

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Jon Lindvall

Name: Jon Lindvall

Title:   Senior Vice President

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

BMO HARRIS BANK, N.A.,

as a Lender

By: /s/ Michael Gift

Name: Michael Gift

Title:   Managing Director

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

NATIONAL WESTMINSTER BANK PLC,

as a Lender

By: /s/ Jonathan Eady

Name: Jonathan Eady

Title:   Director

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A.,

as a Lender

By: /s/ Peter S. Predun

Name: Peter S. Predun

Title:   Executive Director

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

MORGAN STANLEY BANK, N.A.,

as a Lender

By: /s/ Alysha Salinger

Name: Alysha Salinger

Title:   Authorized Signatory

Jacobs Engineering Group Inc.

Term Loan Credit Agreement

Signature Page

EXHIBIT A

FORM OF LOAN NOTICE

Date:  _______, ___

To:Bank of America, N.A., as Administrative Agent Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of March 25, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Jacobs Engineering Group Inc., a Delaware corporation (the “Jacobs US”), Jacobs U.K Limited, a private limited company incorporated under the laws of England and Wales (“Jacobs UK”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

[Jacobs US] [Jacobs UK] hereby requests (select one):
☐	A USD Term Borrowing of Loans	☐	A conversion or continuation of USD Term Loans
☐	A GBP Term Borrowing of Loans	☐	A conversion or continuation of GBP Term Loans
1.	On _________________________________________ (a Business Day).
2.	In the amount of ______________________________.
3.	Comprised of ________________________________. [Type of Loan requested][1]
4.	For Eurocurrency Rate Loans: with an Interest Period of _____ months

[JACOBS ENGINEERING GROUP INC.]
[JACOBS UK LIMITED]

By:
Name:
Title:

[1]	Only applicable for USD Term Borrowings.

A-1

Form of Loan Notice

128070114

EXHIBIT B-1

FORM OF USD TERM NOTE

[________________, 20 __]

FOR VALUE RECEIVED, Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs US”) hereby promises to pay to __________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each USD Term Loan from time to time made by the Lender to Jacobs US under that certain Term Loan Agreement, dated as of March 25, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Jacobs US, Jacobs U.K. Limited, a private limited company incorporated under the laws of England and Wales, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Jacobs US promises to pay interest on the unpaid principal amount of each USD Term Loan made to Jacobs US from the date of such USD Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such USD Term Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This USD Term Note is one of the USD Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This USD Term Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this USD Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  USD Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this USD Term Note and endorse thereon the date, amount, currency and maturity of its USD Term Loans and payments with respect thereto.

Jacobs US, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this USD Term Note.

B-1-1

Form of USD Term Note

128070114

THIS USD TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

JACOBS ENGINEERING GROUP INC.

By:
Name:
Title:

B-1-2

Form of USD Term Note

128070114

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

B-1-3

Form of USD Term Note

128070114

EXHIBIT B-2

FORM OF GBP TERM NOTE

[____________________, 20 ]

FOR VALUE RECEIVED, Jacobs U.K. Limited, a private limited company incorporated under the laws of England and Wales (“Jacobs UK”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each GBP Term Loan from time to time made by the Lender to Jacobs UK under that certain Term Loan Agreement, dated as of March 25, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Jacobs Engineering Group Inc., a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Jacobs UK promises to pay interest on the unpaid principal amount of each GBP Term Loan made to Jacobs UK from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such GBP Term Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This GBP Term Note is one of the GBP Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This GBP Term Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this GBP Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  GBP Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this GBP Term Note and endorse thereon the date, amount, currency and maturity of its GBP Term Loans and payments with respect thereto.

Jacobs UK, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this GBP Term Note.

B-2-1

Form of GBP Term Note

128070114

THIS GBP TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

JACOBS U.K. LIMITED

By:
Name:
Title:

B-2-2

Form of GBP Term Note

128070114

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

B-2-3

Form of GBP Term Note

128070114

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________,

To:Bank of America, N.A., as Administrative Agent Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of March 25, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs US”), Jacobs U.K. Limited, a private limited company organized under the laws of England and Wales (“Jacobs UK”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________ _____ of Jacobs US, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Jacobs US, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Jacobs US has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Jacobs US ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.Jacobs US has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Jacobs US ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Jacobs US and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Jacobs US during the accounting period covered by such financial statements.

3.A review of the activities of Jacobs US during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Jacobs US performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

128070114

[select one:]

[to the best knowledge of the undersigned, during such fiscal period Jacobs US performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

☐  Check for distribution to PUBLIC and Private side Lenders

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________

_____________, ___________.

JACOBS ENGINEERING GROUP INC.

By:
Name:
Title:

For the Quarter/Year ended ___________________ (“Statement Date”)

Form of Compliance Certificate

128070114

SCHEDULE 1

to the Compliance Certificate  ($ in 000’s)

I.	Section 7.11(a) – Consolidated Net Worth.
	A.	Actual Consolidated Net Worth at Statement Date:
		1.	Shareholders’ Equity:	$	__________
		2.	Amount attributable to preferred stock that is mandatorily redeemable, or redeemable at the option of the holders thereof, at any time prior to the date that is one year after the Maturity Date:	$	__________
		3.	Consolidated Net Worth (Line I.A.1 less Line I.A.2):	$	__________
	B.	50% of Consolidated Net Income earned after December 29, 2017 (no reduction for losses):		$	__________
C.

100% of increases in Shareholders’ Equity after December 29, 2017, from issuance and sale of capital stock or other equity interests of Jacobs US or any Subsidiary (other than proceeds received from (i) issuances to Jacobs US or a wholly-owned Subsidiary or (ii) any issue of new shares of Jacobs US’s or its Subsidiaries’ common stock in connection with an employee stock option plan), including upon any conversion of debt securities of Jacobs US into such capital stock or other equity interests:

				$	__________
D.

100% of any decreases in Shareholders’ Equity of Jacobs US after December 29, 2017, by reason of any repurchase of shares of capital stock of Jacobs US (i) that are intended to be used to satisfy Jacobs US’s or a Subsidiary’s obligations under an employee stock or option plan, or (ii) in an aggregate number that does not exceed the number of shares issued for that purpose in the six months prior to any such repurchase:

				$	__________
	E.	Minimum required Consolidated Net Worth (Lines I.B + (I.C – I.D) plus $3,718,900,000):		$	__________
	F.	Excess (deficient) for covenant compliance (Line I.A – I.E):		$	__________
II	Section 7.11(b) – Consolidated Leverage Ratio.[2]
A.

Consolidated Funded Indebtedness ((i) including the aggregate undrawn stated amount of all Financial Credits and all payment and reimbursement obligations due in respect thereof and (ii) excluding the aggregate undrawn stated amount of all Performance Credits, but including all payment and reimbursement obligations due in respect thereof) at Statement Date:

				$	__________

[2]

For purposes of Sections II and III of this Compliance Certificate, if there has occurred an Acquisition during the Subject Period, Consolidated EBITDA shall be calculated, at the option of Jacobs US, on a pro forma basis in accordance with the SEC pro forma reporting rules under the Securities Exchange Act of 1934, as if such Acquisition occurred on the first day of the applicable period.

Form of Compliance Certificate

128070114

B.	Consolidated EBITDA for four consecutive fiscal quarters ending on the date above (“Subject Period”):
1.	Consolidated Net Income for Subject Period:	$	__________
2.	Consolidated Interest Charges for Subject Period:	$	__________
3.	Provision for income taxes for Subject Period:	$	__________
4.	Depreciation expenses for intangibles for Subject Period:	$	__________
5.	Amortization expenses for intangibles for Subject Period:	$	__________
6.

Any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, restructuring, severance, business optimization, integration, transition, decommissioning, lease termination payments, consolidation and other restructuring costs, charges, accruals, reserves or expenses  for Subject Period:[3]

		$	__________
7.

Any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, restructuring, severance, business optimization, integration, transition, decommissioning, lease termination payments, consolidation and other restructuring costs, charges, accruals, reserves or expenses in an amount not to exceed (A) from the Closing Date until the Financial Covenant Trigger Date, the greater of (x) 10% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant to this clause) and (y) $100,000,000, in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to Jacobs US and its Subsidiaries, and (B) from the Financial Covenant Trigger Date and continuing thereafter, 12.5% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant to this clause) in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to Jacobs US and its Subsidiaries for Subject Period:

		$	__________
8.

Fees and expenses incurred during such period in connection with any proposed or actual equity issuance or any proposed or actual issuance or incurrence of any Indebtedness, or any proposed or actual Acquisitions, Investments or Dispositions, including any financing fees and any merger and acquisition fees for Subject Period:

		$	__________
9.	Any losses during such period resulting from the sale or Disposition of any assets of, or the discontinuation of any operations of, in each case, Jacobs US or any Subsidiary for Subject Period:	$	__________

[3]

Such amount not to exceed, with respect to any four-fiscal quarter period, the greater of (x) 10% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant to this clause) and (y) $100,000,000, in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to Jacobs US and its Subsidiaries.

Form of Compliance Certificate

128070114

10.

Non-cash charges and expenses that are either (a) related to stock option awards or other equity compensation, (b) in connection with any Acquisition, Investment or Disposition or (c) impairment charges for Subject Period:

			$	__________
11.

Any other non-cash charges or expenses (provided, that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made) for Subject Period:

			$	__________
	12.	Without duplication and to the extent included in arriving at such Consolidated Net Income, any extraordinary, unusual, infrequent or non-recurring gains for such period for Subject Period:	$	__________
	13:	Consolidated EBITDA (Sum of Lines II.B.1 through 11 minus Line II.B.12):	$	__________
	C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B.14):		______ to 1
		Maximum permitted:		[__ to 1.00][4]
III.	Applicable Rate Determination - Consolidated Leverage Ratio
	A.	Consolidated Leverage Ratio (Line III.A ÷ Line III.B)		______ to 1
	B.	Pricing Level in accordance with below grid		__________

Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	≤1.00:1	0.875%	0.000%
2	>1.00:1 but <1.50:1	1.000%	0.000%
3	>1.50:1 but <2.00:1	1.250%	0.250%
4	>2.00:1 but <2.50:1	1.375%	0.375%
5	>2.50:1	1.500%	0.500%

[4]

The Consolidated Leverage ratio for such period shall not exceed 3.00:1.00; provided, that, at the request of Jacobs US following a Material Acquisition, such level shall be increased to 3.50:1.00 for each of the four consecutive fiscal quarters ending after such Material Acquisition and such request (an “Elevated Compliance Period”) but provided, further, that such level shall be reduced to 3.00:1:00 for one full fiscal quarter period prior to any subsequent Elevated Compliance Period.

Form of Compliance Certificate

128070114

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]5 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]6 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]7 hereunder are several and not joint.] 8 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, the “Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).

5

[5]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[6]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[7]	Select as appropriate.
[8]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Assignment and Assumption

128070114

Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers:	Jacobs Engineering Group, Inc.
Jacobs U.K. Limited

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Agreement

5.

Agreement: Term Loan Agreement, dated as of March 25, 2020, among Jacobs Engineering Group Inc., a Delaware corporation, Jacobs U.K. Limited a private limited company incorporated under the laws of England and Wales, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest[s]:

Assignment and Assumption

128070114

Assignor[s][9]	Assignee[s][10]	Facility Assigned[11]	Aggregate Amount of Commitment /Loans for all Lenders[12]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[13]	CUSIP Number

7.

Not an Employee Benefit Plan.  [The][Each] Assignee represents and warrants as of the Effective Date to the Administrative Agent, [the][each] Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrowers or any other Loan Party, that [the][such] Assignee is not and will not be (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

[8.	Trade Date:	__________________________][14]

Effective Date: ___________________________, 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[9]	List each Assignor, as appropriate.
[10]	List each Assignee and, if available, its market entity identifier, as appropriate.
[11]	Fill in the appropriate terminology for the types of facilities under the Term Loan Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment”, etc.).
[12]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[13]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[14]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Assignment and Assumption

128070114

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][15]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

[15]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Assignment and Assumption

128070114

ASSIGNEE[S][16]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][17] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:][18]

[ ]

By:
Title:

[16]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[17]	To be added only if the consent of the Administrative Agent is required by the terms of the Term Loan Agreement.
[18]	To be added only if the consent of the Company is required by the terms of the Term Loan Agreement.

Assignment and Assumption

128070114

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of each Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by each Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Assignment and Assumption

128070114

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Assignment and Assumption

128070114

EXHIBIT E

FORM OF OPINION

See attached.

E-1

Form of Opinion

128070114

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of March 25, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs US”), Jacobs U.K. Limited, a private limited company organized under the laws of England and Wales, each Lender from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(g) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Jacobs US within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Jacobs US as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and Jacobs US with a certificate of its non-U.S. Person status on IRS Form [W-8BEN] [W-8BEN-E]. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Jacobs US and the Administrative Agent, and (2) the undersigned shall have at all times furnished Jacobs US and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:	______________, 20[ ]

F-1-1

Form of U.S. Tax Compliance Certificate

128070114

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of March 25, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs US”), Jacobs U.K. Limited, a private limited company organized under the laws of England and Wales, each Lender from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(g) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Jacobs US within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Jacobs US as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form [W-8BEN] [W-8BEN-E]. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:	______________, 20[ ]

F-2-1

Form of U.S. Tax Compliance Certificate

128070114

EXHIBIT F-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of March 25, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs US”), Jacobs U.K. Limited, a private limited company organized under the laws of England and Wales, each Lender from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(g) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Jacobs US within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Jacobs US as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form [W-8BEN] [W-8BEN-E] or (ii) an IRS Form W-8IMY accompanied by an IRS Form [W-8BEN] [W-8BEN-E] from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:	______________, 20[ ]

F-3-1

Form of U.S. Tax Compliance Certificate

128070114

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of March 25, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs US”), Jacobs U.K. Limited, a private limited company organized under the laws of England and Wales, each Lender from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(g) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Jacobs US within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Jacobs US as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and Jacobs US with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form [W-8BEN] [W-8BEN-E] or (ii) an IRS Form W-8IMY accompanied by an IRS Form [W-8BEN] [W-8BEN-E] from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Jacobs US and the Administrative Agent, and (2) the undersigned shall have at all times furnished Jacobs US and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:	______________, 20[ ]

F-4-1

Form of U.S. Tax Compliance Certificate

128070114

EXHIBIT G

FORM OF GUARANTY

See attached.

G-1

Form of Guaranty

128070114